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FAQS

GENERAL

Strategic Rationale / Announcement Timing

Q:	Why is Medtronic acquiring Intersect ENT?

A:

Medtronic ENT is committed to delivering continuous innovation that helps ENT patients. The acquisition of Intersect ENT will have a positive impact for patients who suffer from chronic rhinosinusitis (CRS) and will enable Medtronic’s entry into a high growth subsegment, namely anti-inflammatory advanced tissue healing, in the dynamic CRS space.

Intersect ENT’s PROPEL® and SINUVA® sinus implants are clinically proven solutions that open sinus passageways and deliver an anti-inflammatory steroid to aid in healing. They are established in the market, generating more than $100 million in revenue. By combining these products with Medtronic’s navigation, powered instruments, and existing tissue health products, the company intends to offer a broad suite of solutions to assist surgeons treating CRS patients.

Medtronic ENT and Intersect ENT have strong key customer synergy, and Medtronic ENT’s direct sales and infrastructure outside the U.S. allow for broader, more effective, and cost-efficient commercialization of Intersect ENT’s products.

Medtronic can also leverage its ENT business’s training, promotion, relationships, and expertise to expand access by educating physicians and patients about Intersect ENT products.

Q:	There were rumors about Medtronic acquiring Intersect ENT in the past. Why acquire them now?

A:

Medtronic does not comment on rumors and speculation, but to answer your question about why now: we have had a close relationship with Intersect ENT for more than a decade. We invested in them in 2010. We have always admired the asset, but we have remained disciplined about how and when to pursue a transaction.

In the case of this announcement today, we reached a point where we felt we understood the opportunity sufficiently and the value was right for both sides.

Additionally, as the post-COVID sinus surgery recovery trend has matured, and the reimbursement and coverage trends for Intersect ENT have evolved, there is a clearer path to future adoption of the company’s products.

General / Organization Structure

Q:	Where will Intersect ENT sit within Medtronic?

A:	We will integrate Intersect ENT into the Medtronic ENT Operating Unit. ENT revenue is reported as part of Specialty Therapies within the Neuroscience Portfolio.

Q:	Is Medtronic planning to retain Intersect ENT employees post close?

A:

Intersect ENT has significant technical and commercial expertise, especially related to the company’s current products, and in pharmaceuticals. We value this knowledge and look forward to expanding our current capabilities. Our goal is to retain key talent and to help bring these important products to more patients around the globe.

Technology / Market Landscape

Q:	What are Intersect ENT’s key products?

A:	Intersect ENT manufactures and sells two primary product lines:

PROPEL® - these bioabsorbable, drug-eluting sinus implants are used in conjunction with sinus surgery, primarily in hospitals and ambulatory surgery centers. They are deployed in the sinuses and release mometasone furoate – a corticosteroid with anti-inflammatory properties – directly into the sinus lining, then dissolve. PROPEL, PROPEL Mini, and PROPEL Contour are FDA approved in the U.S. and CE marked in the EU.

SINUVA® - these bioabsorbable, drug-eluting sinus implants are designed for use in the physician’s office setting and were approved by the FDA under New Drug Application (NDA) for the treatment of recurrent sinus obstruction due to recurrent nasal polyps in adult patients who have had ethmoid sinus surgery. They are currently used only in the U.S.

Q:	What are Intersect ENT’s key market segments, and how do they align with Medtronic’s?

A:

The PROPEL and SINUVA products are in the fast-growing anti-inflammatory advanced tissue healing subsegment of the Chronic Rhinosinusitis (CRS) space. Intersect ENT’s products are complementary to our navigation, powered instruments, and existing tissue health products, allowing us to have a broader presence in the treatment of CRS.

Q:	How will Intersect ENT’s key products fit into Medtronic ENT’s existing portfolio?

A:

Medtronic ENT is not developing and does not sell any drug-eluting sinus implants. An acquisition of Intersect ENT will enable Medtronic’s entry into localized drug delivery implants and sinus obstruction.

Medtronic ENT and Intersect ENT have strong key customer synergy, and Medtronic ENT’s direct sales and infrastructure outside the U.S. allow for broader, more effective, and cost-efficient commercialization of Intersect ENT’s products.

Medtronic can leverage its ENT business’s training, promotion, relationships, and expertise to further increase access by educating physicians and patients about Intersect ENT products.

Q:	Does Medtronic plan to continue investing in the Ascend development project?

A:	The company will evaluate the Ascend program as part of the integration planning process between signing and close.

Q:	Describe the market landscape. What is the size of Intersect ENT’s key markets, how fast are they growing, and what is Intersect ENT’s share?

A:

Sinus tissue health represents $2.3B+ potential, and local drug delivery has been the fastest growing subsegment (15%+) in this area. While Intersect ENT’s products are used for tissue health, their solution of an implant to facilitate local drug delivery is unique, so there are currently no direct competitors within the subsegment.

Intersect ENT products are currently used in just 14% of functional endoscopic sinus surgery (FESS) procedures. Adding PROPEL to procedures where Medtronic is currently used in the U.S. provides the opportunity for high-single digit growth.

Q:	Where are Intersect ENT’s products currently sold geographically, and how will that change following the acquisition?

A:

Intersect ENT’s products are sold primarily within the U.S., with 99% of FY20’s revenue coming from the U.S. market. Medtronic ENT will utilize its existing direct sales and infrastructure in OUS markets and global footprint to expand international commercialization opportunities. Adding PROPEL to procedures where Medtronic is currently used in the U.S. provides the opportunity for high-single digit growth, while the additional opportunity outside the U.S. elevates the growth opportunity to low-double digits.

Q:	What are the key clinical and patient advantages to using Intersect ENT’s key products?

A:

PROPEL sinus implants are inserted after functional endoscopic sinus surgery (FESS) to reduce inflammation and polyposis (the presence of numerous polyps) while maintaining sinus patency (“openness”). They have shown a statistically significant reduction in the need for post-operative interventions and oral steroid use.[1,2]

SINUVA sinus implants are designed as an in-office treatment in lieu of repeat FESS surgery for CRS patients suffering from recurrent sinus polyps. It is regulated and distributed as a drug that is initiated in the doctor’s office. SINUVA implants have shown a statistically significant reduction in polyp grade and the need for revision surgery.3

Q:	How are Intersect ENT’s key products reimbursed?

A:

PROPEL sinus implants are reimbursed using a specific S code as part of the FESS procedure code. Strong clinical outcomes data has contributed to the product’s adoption in these procedures. SINUVA implants recently received a standalone J code for reimbursement, effective April 1, 2021.

Deal Timing / Structure

Q:	What is the timing of the acquisition and when do you expect the deal to close?

A:	We currently expect the close to occur toward the end of Medtronic’s current fiscal year.

Q:	Will there be an Intersect ENT stockholder vote to approve the acquisition?

A:

The transaction remains subject to requisite approval by a majority of Intersect ENT’s shares outstanding and entitled to vote. The stockholder meeting is expected to occur within a few months post-signing.

Q:	Will there be a “go-shop” period?

A:	The Merger Agreement does not contemplate a “go-shop” period.

Q:	Is there a termination fee? If so, what is it?

A:	In certain circumstances in which the merger does not occur, Intersect ENT would be obligated to pay a termination fee in the amount of $29,250,000 to Medtronic.

Q:	Will Intersect ENT issue a proxy statement?

A:	A proxy statement will be circulated to Intersect ENT’s stockholders in relation to the stockholder meeting.

Financial Considerations

Q:	What are some of the reasons you like this deal?

A:	•	Builds on Medtronic’s leadership in ENT and complements our strengths

		•	Medtronic ENT team has a long track record of execution, growing consistently above market

		•	We can build upon strong customer/sales synergies

	•	Accretive to Medtronic’s WAMGR, and we believe we can accelerate Intersect ENT’s growth and grow these products in the double digits over the next several years

		•	XENT is in only 14% of FESS procedures, so the PROPEL opportunity alone drives high-single digit growth

		•	The international opportunity elevates growth to the low double digits

• XENT has very little OUS sales

• Medtronic ENT has a broad footprint OUS, which we’ll leverage

		•	SINUVA (in office) opportunity is upside from there, elevating the growth potential

	•	Low clinical & regulatory risk

		•	Proven therapy in PROPEL and SINUVA

		•	These products are on the market, generating >$100M in revenues (pre-COVID, in 2019)

	•	Attractive financially

		•	Significantly accretive to Medtronic ENT and Neuroscience Portfolio growth

		•	Earnings neutral in first 12 months, accretive thereafter

		•	Returns are expected to be well ahead of our weighted cost of capital

Q:	Do you think you overpaid for this asset?

A:

These are attractive, high growth, complementary products that fit perfectly into our existing ENT product portfolio. This is accretive to our WAMGR, it’s neutral and then accretive to earnings, and the returns are well ahead of our cost of capital. These are exactly the type of tuck-in deals that you should expect us to execute.

Q:	Does the purchase price include Intersect ENT’s cash and gross debt? What are the amounts?

A:	The purchase price is based on a per share price reflective of the overall enterprise value of the Company (inclusive of cash and debt).

Q:	Does Medtronic currently have equity ownership of Intersect ENT? If so, what is your expected gain, and do you intend to exclude it from your GAAP earnings?

A:

Yes, Medtronic owns ~4% of current common shares outstanding (~1.3 million shares). As we do with any investment with a public observable share price, we mark these to market every quarter and the gain/loss is non-GAAP’ed, which will happen again in FQ2.

Q:	What is Intersect ENT’s trailing twelve months (TTM) of revenue?

A:	As of Intersect ENT’s March 31 report, TTM was ~$85.1M.

Q:	How many basis points (bps) of revenue growth is expected in FY22 and beyond?

A:

This deal is expected to be accretive to Medtronic’s weighted average market growth rate (WAMGR) (although we do intend to treat its revenue as inorganic in the first 12 months) and its growth is expected to be accretive to Medtronic ENT and the Neuroscience Portfolio. We believe we can accelerate their growth given our current exposure to FESS procedures (Intersect ENT is in just 14%) and our international footprint.

Q:	What is Intersect ENT’s gross margin/operating margin profile relative to MDT?

A:	Intersect ENT’s gross margin has been around 70% (slightly above Medtronic’s current gross margin) with negative operating margins.

Q:	What is the dilutive/accretive impact to earnings per share (EPS) in FY22 and beyond?

A:	We expect a neutral impact to our FY22 adjusted EPS. The deal is expected to be neutral for the first 12 months to adjusted EPS, and accretive thereafter.

Q:	Where do you expect synergies, and how will this impact Intersect ENT’s projected financials?

A:

Medtronic and Intersect ENT will continue to operate independently at this time. As part of the integration planning process, we will conduct a thorough analysis to identify opportunities for cost synergies.

Q:	What is the Internal Rate of Return (IRR) of this transaction?

A:	We expect this deal to meet our long-term financial return metrics for acquisitions.

Q:	What will be the Return on Invested Capital (ROIC) impact? When do you expect to reach double-digit ROIC?

A:	The returns are expected to be well ahead of our Weighted Average Cost of Capital (WACC).

Q:	How will you finance the transaction?

A:	The transaction will be in cash.

Q:	Do you expect this transaction to impact your FY22 Guidance?

A:	No. We expect to treat its revenue as inorganic in the first 12 months, and it is expected to be neutral to adjusted EPS in FY22.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of Intersect ENT, Inc. (“Intersect”) by Medtronic Inc. (“Medtronic”). This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, Intersect plans to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. Intersect may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by Intersect with the SEC.

BEFORE MAKING ANY VOTING DECISION, INTERSECT’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY INTERSECT WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at an Intersect stockholder meeting to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in Intersect’s proxy statement. Stockholders may obtain a free copy of the proxy statement and other documents Intersect files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. Intersect makes available free of charge on its investor relations website at ir.intersectent.com copies of materials it files with, or furnishes to, the SEC.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

The proposed transaction will be implemented solely pursuant to the Agreement and Plan of Merger, by and among Medtronic, Project Kraken Merger Sub, Inc. and Intersect, dated August 6, 2021, which contain the full terms and conditions of the proposed transaction.

Participants in the Solicitation

Intersect, Medtronic and certain of their respective directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from Intersect’s stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of Intersect’s directors and executive officers in Intersect’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 9, 2021, and its definitive proxy statement for the 2021 annual general meeting of stockholders, which was filed with the SEC on April 20, 2021. To the extent the holdings of Intersect’ securities by Intersect’ directors

1.	Meta-analysis: Han JK, Marple BF, Smith TL et al. Int Forum Allergy Rhinol, Vol. 2, No. 4, July/August 2012.
2.	Luong A, et al., JAMA Otolaryngology -Head & Neck Surgery, Published online November 2, 2017.
3.	Data on file, Intersect ENT. RESOLVE II CR-00014 Rev. 1.0 January 2018.

and executive officers have changed since the amounts set forth in Intersect’s proxy statement for its 2020 annual general meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Security holders may obtain information regarding the names, affiliations and interests of Medtronic’s directors and executive officers in Medtronic’s Annual Report on Form 10-K for the fiscal year ended April 30, 2021, which was filed with the SEC on June 25, 2021, and its definitive proxy statement for the 2020 annual general meeting of shareholders, which was filed with the SEC on October 13, 2020. Investors may obtain additional information regarding the interests of participants in the solicitation of proxies from Intersect’s stockholders in connection with in the proposed transaction, which may, in some cases, be different than those of Intersect’s stockholders generally, by reading the proxy statement relating to the proposed transaction when it is filed with the SEC and other materials that may be filed with the SEC in connection with the proposed transaction when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the Intersect’s website at ir.intersectent.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”), including statements containing the words “expect,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to Medtronic’s or Intersect’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements include, without limitation, statements regarding Medtronic’s and Intersect’s plans to manage their respective business through the novel strain of the coronavirus identified in late 2019 (“COVID-19”) pandemic and the health and safety of our customers and employees; the expected impact of the COVID-19 pandemic on Medtronic’s business; Medtronic’s expected areas of focus to drive growth and create long-term shareholder value; the effect of the announcement of the proposed transaction on the ability of Intersect to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Intersect does business, or on Intersect operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; the outcome of any legal proceedings related to the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the acquisition agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the ability of Medtronic to implement its plans, forecasts and other expectations with respect to its business after the completion of the proposed transaction and realize expected benefits; business disruption following the proposed transaction. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in Item 1A “Risk Factors” of Medtronic’s Annual

Report on Form 10-K filed with the SEC on June 25, 2021 and Intersect’s Annual Report on Form 10-K filed with the SEC on March 9, 2021, and those factors detailed from time to time in Medtronic’s and Intersect’s other SEC reports including quarterly reports on Form 10-Q and current reports on Form 8-K. Neither Medtronic nor Intersect undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.